Exhibit 10.19

GLOBUS MEDICAL, INC. NO COMPETITION AND NON-DISCLOSURE AGREEMENT

This No Competition and Non-Disclosure Agreement (“NCND Agreement”) is made and entered into between Globus Medical, Inc., its subsidiaries and divisions including Algea Therapies, Inc. (collectively the “Company”) and                    (“Employee”) effective            (“Effective Date”).

ACKNOWLEDGEMENTS & DEFINITIONS

A.	The Company is engaged in the design, development, production, distribution and sale of products and services related to the spine (“Products”).

B.	Employee performs services for and on behalf of the Company, either as a direct employee or through an independent service contract, for which Company compensates Employee, which may include services in connection with promotion or sale of Products. Company desires to employ and/or continue to employ Employee, provided that as an express condition of such employment or continued employment, Employee enters into this NCND Agreement with Company. In the case of an Employee who is signing this NCND Agreement after the inception of his/her employment relationship with the Company, Employee acknowledges that the Company has provided Employee with valuable consideration in exchange for signing this NCND Agreement.

C.	The parties agree that this NCND Agreement is supported by valuable consideration, that mutual promises and obligations have been undertaken by the parties to it, and that this NCND Agreement is entered into voluntarily by the parties.

D.	For purposes of this NCND Agreement the Employee’s performance of services and receipt of compensation from the Company will be defined as the Employment Agreement (the “Employment Agreement”) between the Employee and the Company, whether or not a written employment agreement exists between the Employee and the Company governing said services and compensation.

E.	For purposes of this NCND Agreement, the term of the Employment Agreement (“Employment Agreement Term”) shall be defined as the time period during which Employee performs services for or on behalf of the Company.

F.	For purposes of this NCND Agreement, the NCND Territory (“NCND Territory”) shall be defined as any geographic area assigned to the Employee within the most recent 12 months of the Employment Agreement Term. In the event that the Employee has been assigned certain Hospitals (as defined below) and/ or Medical Personnel (as defined below) and not a geographic area within the most recent 12 months of the Employee Agreement Term, the NCND Territory shall be defined as any Hospitals and/or Medical Personnel to which the Employee was assigned within the most recent 12 months of the Employee Agreement Term. In the event the Employee has not been assigned to specific Hospitals and/or Medical Personnel or to a specific geographic region within the most recent 12 months of the Employee Agreement Term, the NCND Territory shall be defined as worldwide.

G.	For purposes of this NCND Agreement, Medical Personnel (“Medical Personnel”) shall be defined as orthopedic surgeons, neurosurgeons, physicians, nurses and other medical personnel involved in the implantation, purchase or other handling and usage of the Products, including but not limited to employees, agents or persons who control, direct or influence purchasing decisions of any Hospitals.

H.	For purposes of this NCND Agreement, Hospitals (“Hospitals”) shall be defined as hospitals, surgery centers, medical centers and other health care facilities that purchase Products and the location at which Medical Personnel perform services related to the purchase, implantation or other handling and usage of the Products.

I.	Employee will have access to confidential, proprietary and trade secret information (“Confidential Information”) belonging to the Company, including Confidential Information developed by the Employee (see Section 2.2 below). Such Confidential Information includes, but is not limited to: customer lists; product specifications and attributes; pricing information; technology development plans; forecasts; financial information; sales strategies and techniques; business records; models; prototypes; schematics; manuals; handbooks; literature; vendors; business terms between Company and suppliers; business terms between Company and Hospitals; business terms between Company and distributors; business terms between Company and Medical Personnel. Employee acknowledges that Company owns such Confidential Information and that Employee has no ownership interest in such Confidential Information. Furthermore, Employee acknowledges that the disclosure of such Confidential Information to unauthorized third parties, including Competitive Companies (as defined below) would cause great and irreparable harm to the Company. Furthermore, Employee acknowledges that Company has a legitimate business interest in the protection of the Confidential Information.

NO COMPETITION & NO SOLICITATION COVENANT

1.1

Competitive Activity. For purposes of this NCND Agreement, Competitive Activity (“Competitive Activity”) shall be defined as participation in, performance of services for, employment by, ownership of any interest in, or assistance, promotion or organization of, any Competing Company. “Competing Company” is defined as any person, partnership, corporation, firm, limited liability company, association or other business entity, other than Globus, that manufactures, designs, develops, sells, markets or distributes products or services used in spine surgery; provided that the purchase for investment of not more than five (5%) percent of the total capital stock of such Competing Company whose stock is publicly traded shall not constitute a Competitive Activity.

1.2	No Competition Period. For purposes of this NCND Agreement, the No Competition Period (“No Competition Period”) shall be defined as the time period encompassing both the Employment Agreement Term and the 12-month period immediately after the termination of the Employment Agreement.

1.3	No Competition or Solicitation Covenant. During the No Competition Period, Employee agrees not to engage in any Competitive Activity for any Competing Company.

If, during the last year of employment with Company, Employee was engaged exclusively in non-management field sales activities including selling, soliciting the sale or supporting the sale of Products through contact with Hospitals or Medical Personnel, then Employee’s covenants under this paragraph are as follows: Employee agrees not to engage in any Competitive Activity with any Hospitals or Medical Personnel during the Employment Agreement Term. In addition, Employee agrees not to engage in any Competitive Activity with any Hospitals or Medical Personal during the No Competition Period in the NCND Territory. Furthermore, during the No Competition period, Employee agrees not to directly or indirectly, either for the Employee’s benefit or the benefit of another entity, solicit, call on, interfere with, attempt to divert, entice away, sell to or market to any Hospital in the NCND Territory, or to any Medical Personnel in the NCND Territory who perform any services related to the implantation or other handling and usage of the Products (regardless of whether such services are also provided by the Medical Personnel outside the NCND Territory). By way of example, if a physician performs services at two different Hospitals, one within and one outside the NCND Territory, the restrictions in this paragraph prohibit the Employee from directly or indirectly soliciting, calling on, interfering with, or attempting to divert, entice away, sell to or market to the physician at either the Hospital within the NCND Territory or the Hospital outside the NCND Territory.

1.4	No Solicitation of Company’s Employees or Employees. During the No Competition Period, Employee agrees not to directly or indirectly, either for the Employee’s benefit or the benefit of another entity, employ or offer to employ in any capacity, contact or recommend for employment with a Competing Company, contact or recommend for the purposes of entering into a contractual relationship with a Competing Company, or solicit, call on, interfere with, or attempt to divert, or entice away, any individuals who are or were employees, independent contractors, representatives or employees of the Company or of any of the Company’s distributors at any time within the preceding 12 months.

NON-DISCLOSURE COVENANT

2.1

Use of Confidential Information. Both during the Employment Agreement Term and after the termination of the Employment Agreement, Employee agrees not to use any Confidential Information except as required to perform its obligations as an Employee of the Company, or disclose to any individual, corporation, partnership or other entity any Confidential Information belonging to the Company, unless Employee is required to make such disclosure pursuant to judicial process. Notwithstanding the foregoing, immediately upon receipt of subpoena or other judicial process requiring disclosure of Confidential Information belonging to Company, Employee shall deliver written notice and a complete copy of such process to the Company and before responding to such process, allow the Company to take such action as they may deem appropriate under the circumstances to protect their interests in the Confidential Information requested for disclosure.

2.2	Development of Intellectual Property. Employee may make, discover or develop inventions, ideas, trade secrets, financial materials, computer programs, discoveries, developmental improvements, know-how, processes and devices related to or used in the conduct of Employee’s performance of services for and on behalf of the Company (“Developments”). The Employee agrees to disclose fully and promptly to the Company any said Developments. Furthermore, Employee agrees that the Company is the sole and exclusive owner of said Developments; the Employee retains no ownership in said Developments; and said Developments become part of the Company’s Confidential Information for purposes of this NCND Agreement. Company and Employee agree that if the Developments or any portion thereof are copyrightable, it shall be deemed “work for hire” as such term is defined in the U.S. Copyright Act. The Employee shall execute and deliver to the Company any and all licenses, applications, assignments and other documents and take any and all actions that the Company may deem necessary or desirable to protect Company’s ownership rights in said Developments.

2.3	Handling and Return of Confidential Information. Employee shall not physically or electronically remove or make copies of any Confidential Information owned by the Company, except as required by the Employee to properly fulfill their responsibilities as an Employee of the Company. Upon the termination of the Employment Agreement, Employee shall immediately return to the Company any and all Confidential Information in their possession, including any and all copies of said Confidential Information.

2.4	Fiduciary Duties. Employee agrees that Employee shall treat all Confidential Information entrusted to Employee by Company as a fiduciary, and Employee accepts and undertakes all the obligations of a fiduciary, including good faith, trust, confidence and candor, to maintain, protect and develop Confidential Information for the benefit of Company.

2.5	Confidential Information of Others. Employee hereby represents and warrants to the Company that Employee is not bound by any agreement, understanding or restriction, (including, but not limited to any covenant restricting competition or agreement related to the confidential and proprietary information and trade secrets of any third party), that is inconsistent with or prevents or limits the Employee’s ability to fulfill his/her obligations under the Employment Agreement. Furthermore, Employee hereby represents and warrants to the Company that the execution and performance of the Employment Agreement will not result in or constitute a breach of any term or condition of any other agreement the Employee is bound by. In performance of his/her duties and obligations under the Employment Agreement, Employee agrees not to disclose the confidential and proprietary information or trade secrets of any third party to the Company.

REMEDIES

3.1	Right to Specific Relief. Company and Employee recognize and acknowledge that the limitations set forth in this NCND Agreement are properly required for the adequate protection of the business of the Company, and that violation of any of the provisions of this NCND Agreement will cause irreparable injury for which money damages are neither adequate nor ascertainable. Accordingly, Company shall have the right to have the provisions of this NCND Agreement specifically enforced by a court of competent jurisdiction, in addition to any other remedies which Company may have in equity or at law, and Employee hereby consents to the entry of an injunction or other similar relief without the necessity of posting a bond or other financial insurance. Furthermore, Company shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees) incurred in enforcing its rights under this NCND Agreement.

If a dispute arises under this NCND Agreement, Employee shall have a duty to immediately notify the Company of the name, address and telephone number of Employee’s legal counsel. In the event Employee fails to provide this information, Employee agrees that the Company may seek a temporary restraining order to enforce the provisions of this NCND Agreement on an ex parte basis. Employee acknowledges that the Company’s recovery of damages will not be an adequate means to redress a breach of this NCND Agreement. Nothing contained in this paragraph, however, shall prohibit the Company from pursuing any remedies in addition to injunctive relief, including recovery of damages.

3.2	Right to Recover Attorneys’ Fees and Costs. (a) If the Company seeks a restraining order, an injunction or any other form of equitable relief, and recovers any such relief, Company shall be entitled to recover its reasonable attorneys’ fees, court costs, and other costs incurred obtaining that relief (even if other relief sought is denied). (b) If the Company obtains a final judgment of a court of competent jurisdiction, pursuant to which Employee is determined to have breached his/her obligations under this Agreement, the Company shall be entitled to recover, in addition to any award of damages, its reasonable attorneys’ fees, costs, and expenses incurred by the Company in obtaining such judgment. Any relief awarded under this subparagraph (b) shall be in addition to any other relief awarded under subparagraph (a). The parties agree that the provisions of this paragraph are reasonable and necessary.

OTHER MATTERS

4.1	Condition to Seeking Subsequent Employment. Employee agrees to show a copy of this NCND Agreement to any Competing Company with whom Employee interviews during the Employment Agreement Term or with whom Employee interviews within the 12 month period immediately following the termination of the Employment Agreement Term.

4.2	Entire Agreement. This NCND Agreement constitutes the entire agreement between the parties relating to the specific matters covered by this NCND Agreement and supersedes all prior agreements, whether written or oral. No modifications or waiver of any part of this NCND Agreement shall be binding upon either party unless in writing.

4.3	Waiver. The waiver of a breach of any provision of this NCND Agreement by any party shall not operate or be construed as a waiver of any provision of this NCND Agreement or consent of any subsequent breach.

4.4	Severability. If any term or provision of this NCND Agreement shall be determined invalid or unenforceable to any extent or in any application, then the remainder of this NCND Agreement shall not be affected thereby, and such term or provision shall be deemed modified to the minimum extent necessary to make it consistent with applicable law, except to such extent or in such application, shall not be affected thereby, every term and provision of this NCND Agreement as so modified if necessary, shall be enforced to the fullest extent and in the broadest application permitted by law.

4.5	Governing Law. In order to maintain uniformity in the interpretation of this NCND Agreement the parties have expressly agreed that this NCND Agreement, the parties’ performance hereunder and the relationship between them shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles thereof regarding conflicts of laws.

4.6	Transfer or Assignment; Binding Nature. Company may transfer or assign its rights and obligations pursuant to this NCND Agreement to its successors or assigns. Employee shall not assign any of his or her rights or delegate any of his or her duties or obligations under this NCND Agreement. This NCND Agreement shall be binding upon and inure to the benefit of the parties hereto and to the Company’s successors and assigns.

4.7	Tolling. Employee understands and agrees that in the event of any breach of his/her obligations under paragraphs 1.3 or 1.4 of this NCND Agreement, the No Competition Period shall be automatically tolled for the amount of time the violation continues.

IN WITNESS WHEREOF, the undersigned have executed this NCND AGREEMENT, intending to be bound under their seals, effective as of the day and year set forth above.

COMPANY:	EMPLOYEE:

By:	By:

DATE:	DATE: